                                                                      EXHIBIT 12


                        Morgan Stanley Dean Witter & Co.
                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                              (dollars in millions)



                                          Three Months Ended     Nine Months Ended
                                         --------------------- ---------------------                   Fiscal Year
                                         August 31, August 31, August 31, August 31, ----------------------------------------------
                                            2001       2000       2001       2000      2000     1999       1998     1997     1996
                                          -------    -------    -------    -------   -------   -------   -------  -------   -------
Ratio of Earnings to Fixed Charges

  Earnings:
    Income before income taxes(1)        $ 1,158    $ 1,910    $ 4,316    $ 6,637   $ 8,526   $ 7,728   $ 5,385  $ 4,274   $ 3,117
    Add: Fixed charges, net                4,929      5,283     17,617     13,704    18,334    12,626    13,564   10,898     9,026
                                         -------    -------    -------    -------   -------   -------   -------  -------   -------
        Income before income taxes and
            fixed charges, net           $ 6,087    $ 7,193    $21,933    $20,341   $26,860   $20,354   $18,949  $15,172   $12,143
                                         =======    =======    =======    =======   =======   =======   =======  =======   =======

  Fixed Charges:
    Total interest expense               $ 4,889    $ 5,242    $17,489    $13,594   $18,183   $12,515   $13,464  $10,806   $ 8,934
    Interest factor in rents                  46         41        141        110       156       111       100       92        92
                                         -------    -------    -------    -------   -------   -------   -------  -------   -------

          Total fixed charges            $ 4,935    $ 5,283    $17,630    $13,704   $18,339   $12,626   $13,564  $10,898   $ 9,026
                                         =======    =======    =======    =======   =======   =======   =======  =======   =======

  Ratio of earnings to fixed charges         1.2        1.4        1.2        1.5       1.5       1.6       1.4      1.4       1.3


Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends

  Earnings:
    Income before income taxes(1)        $ 1,158    $ 1,910    $ 4,316    $ 6,637   $ 8,526   $ 7,728   $ 5,385  $ 4,274   $ 3,117
    Add: Fixed charges, net                4,929      5,283     17,617     13,704    18,334    12,626    13,564   10,898     9,026
                                         -------    -------    -------    -------   -------   -------   -------  -------   -------
        Income before income taxes and
            fixed charges, net           $ 6,087    $ 7,193    $21,933    $20,341   $26,860   $20,354   $18,949  $15,172   $12,143
                                         =======    =======    =======    =======   =======   =======   =======  =======   =======

  Fixed Charges:
    Total interest expense               $ 4,889    $ 5,242    $17,489    $13,594   $18,183   $12,515   $13,464  $10,806   $ 8,934
    Interest factor in rents                  46         41        141        110       156       111       100       92        92
    Preferred stock dividends                 14         14         42         42        56        72        87      110       101
                                         -------    -------    -------    -------   -------   -------   -------  -------   -------
          Total fixed charges and
              preferred stock dividends  $ 4,949    $ 5,297    $17,672    $13,746   $18,395   $12,698   $13,651  $11,008   $ 9,127
                                         =======    =======    =======    =======   =======   =======   =======  =======   =======

  Ratio of earnings to fixed charges and
      preferred stock dividends              1.2        1.4        1.2        1.5       1.5       1.6       1.4      1.4       1.3

(1) Fiscal 2001 and fiscal 1998 income before income taxes does not include the extraordinary item and the cumulative effect of accounting change.

"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.